Exhibit 10.7

EXECUTION VERSION

DEVELOPMENT AGREEMENT

This Development Agreement (the “Development Agreement”) by and among Chesapeake Energy Corporation, an Oklahoma corporation, with offices at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118 (“Chesapeake Parent”), Chesapeake Exploration, L.L.C., an Oklahoma limited liability company and wholly owned subsidiary of Chesapeake Parent with offices at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118 (“Assignor” and, together with Chesapeake Parent, “Chesapeake”), and Chesapeake Granite Wash Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), is dated November 16, 2011 but delivered to be effective as of 12:01 a.m., Central Time, July 1, 2011 (the “Effective Time”).

WHEREAS, Assignor and the Trust have entered into that certain Perpetual Overriding Royalty Interest Conveyance (PUD) to be effective as of the Effective Time (the “Perpetual PUD Conveyance”); and

WHEREAS, Assignor and Chesapeake E&P Holding Corporation, an Oklahoma corporation and wholly owned subsidiary of Chesapeake Parent (“Chesapeake Sub”), have entered into that certain Term Overriding Royalty Interest Conveyance (PUD) to be effective as of the Effective Time (the “Term PUD Conveyance,” and together with the Perpetual PUD Conveyance, collectively the “Conveyances”); and

WHEREAS, Chesapeake Sub has assigned all of its right, title and interest under the Term PUD Conveyance to the Trust effective as of the Effective Time; and

WHEREAS, in connection with the Conveyances, Chesapeake has agreed to undertake certain obligations with respect to the drilling and completion of Development Wells.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. This Article I defines certain capitalized words, terms and phrases used in this Development Agreement. Certain other capitalized words, terms and phrases used in this Development Agreement are defined elsewhere in this Development Agreement.

“Additional Interest” is defined in Section 3.1.

“Additional Lease” is defined in Section 3.1.

“Adjusted Development Well Amount” means the amount, for each Development Well, equal to the product of (a) the NRI Factor for such well, multiplied by (b) the Lateral Distance Factor for such well. For example, in the case of a Development Well for which the NRI Factor is 1.5 and the Lateral Distance Factor is 1.0, the Adjusted Development Well Amount would be equal to: NRI Factor (1.5000) x Lateral Distance Factor (1.0000) = 1.5000. The Adjusted Development Well Amount shall be rounded to the nearest ten thousandth (i.e., four decimal places to the right of the decimal point).

“Affiliate” means, for any specified Person, another Person that controls, is controlled by, or is under common control with, the specified Person. “Control”, as used in the preceding sentence, refers to the possession by one Person, directly or indirectly, of the right or power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

“AMI Area” means that area described in Exhibit A to this Development Agreement, as such area may be extended pursuant to Article III hereof.

“Assignee Minerals” means, collectively, the “Assignee Minerals” as defined under each of the Conveyances.

“Assignor” is defined in the introductory paragraph to this Development Agreement.

“Assignor’s Net Revenue Interest” means the interest, stated as a decimal, in the Subject Minerals produced from a Development Well attributable to the Subject Interests in that Development Well, net of Production Burdens.

“Assignor’s Net Share of Minerals” means the share of Subject Minerals produced from each Development Well that is attributable to Assignor’s Net Revenue Interest in that Development Well determined prior to giving effect to the Conveyances.

“Central Time” means the local time on any given day in Washita County, Oklahoma.

“Chesapeake” is defined in the introductory paragraph to this Development Agreement.

“Chesapeake Parent” is defined in the introductory paragraph to this Development Agreement.

“Chesapeake Sub” is defined in the recitals to this Development Agreement.

“Closing Time” means 12:01 a.m., Central Time, on November 16, 2011.

“Conveyances” is defined in the recitals to this Development Agreement.

“Designated Area” means each governmental section outside the AMI Area but adjacent to a governmental section included in the AMI Area.

“Development Agreement” is defined in the introductory paragraph to this Development Agreement.

“Development Well” means any Mineral well located on the Subject Lands that is spud after June 30, 2011, and drilled to, and perforated horizontally for completion in, the Target Formation, on or prior to the Drilling Obligation Completion Date.

“Drilling Obligation Completion Date” means the date that the Total Drilling Target is achieved; provided that the “Drilling Obligation Completion Date” shall not be deemed to have been achieved until Chesapeake Parent shall have delivered to the Trustee a certificate substantially in the form of Exhibit B to this Development Agreement, executed by its Chief Executive Officer, President or any Vice President, certifying that the Total Drilling Target was achieved as of such date and identifying each Development Well, the Adjusted Development Well Amount for each Development Well and the Lateral Distance Factor and NRI Factor used to calculate the Adjusted Development Well Amount for each Development Well.

“Effective Time” is defined in the introductory paragraph to this Development Agreement.

“Exchange Acreage” is defined in Section 3.2.

“Excluded Assets” means those Mineral wells that are described in Exhibit B to each of the Conveyances.

“Gas” means natural gas and all other gaseous hydrocarbons or minerals, including helium, but specifically excluding any Gas Liquids.

“Gas Liquids” means those natural gas liquids and other similar liquid hydrocarbons, including ethane, propane, butane and natural gasoline, and mixtures thereof, that are removed from a gas stream by the liquids extraction process of any field facility or gas processing plant and delivered by the facility or plant as natural gas liquids.

“Lateral Distance Factor” means, with respect to each Development Well, the fraction (not to exceed 1.0) obtained by dividing such well’s Perforated Length by 3,500 feet. For example, if the Perforated Length of a Development Well is 3,000 feet, the Lateral Distance Factor for such Development Well would be: 3,000 feet / 3,500 feet = 0.8571. In the event that the Perforated Length of a Development Well is greater than 3,500 feet, the Lateral Distance Factor shall nevertheless be deemed to be equal to 1.0. The Lateral Distance Factor shall be rounded to the nearest ten thousandth (i.e., four decimal places to the right of the decimal point).

“Maximum Liability” is defined in Section 4.12.

“Minerals” means Oil, Gas and Gas Liquids.

“Mortgage” is defined in Section 2.5(c).

“NRI Factor” means with respect to each Development Well other than the last Development Well, the fraction obtained by dividing Assignor’s Net Revenue Interest for such well by 52%; provided that, with regard to the last Development Well, the Assignor’s Net Revenue Interest used to calculate the NRI Factor shall be reduced to that percentage that will result in an NRI Factor equal to the difference between 118 and the cumulative sum of the Adjusted Development Well Amounts for all prior Development Wells drilled or caused to be drilled by Assignor. For example, if Assignor’s Net Revenue Interest in a Development Well is 80%, the NRI Factor for such Development Well would be: 80% / 52% = 1.5385. Additionally, by way of example, if (i) the cumulative sum of all the Adjusted Development Well Amounts for

all Development Wells drilled or caused to be drilled by Chesapeake equals 117.5, (ii) the Lateral Distance Factor for the next Development Well is 1.0 and (iii) Assignor’s Net Revenue Interest in the next Development Well is 52%, the Assignor’s Net Revenue Interest used to calculate the NRI Factor shall be 26% resulting in an NRI Factor for the last Development Well of 0.5. The NRI Factor shall be rounded to the nearest ten thousandth (i.e., four decimal places to the right of the decimal point).

“Oil” means crude oil, condensate and other liquid hydrocarbons recovered by field equipment or facilities, excluding Gas Liquids.

“Party,” when capitalized, refers to Chesapeake Parent, Assignor or the Trust, as applicable. “Parties,” when capitalized, refers to Chesapeake Parent, Assignor and the Trust.

“Perforated Length” means the length (in feet) of the perforated segment of a Development Well measured from the first perforation along the measured length to the last perforation along the measured length.

“Perpetual PUD Conveyance” is defined in the recitals to this Development Agreement.

“Person” means any natural person, corporation, partnership, limited liability company, trust, estate or other entity, organization or association.

“Production Burdens” means, with respect to any Subject Lands, Subject Interests or Subject Minerals, all royalty interests, overriding royalty interests, production payments, net profits interests and other similar interests that constitute a burden on, are measured by or are payable out of the production of Minerals or the proceeds realized from the sale or other disposition thereof; provided, however, that the Royalty Interests shall not be considered Production Burdens for the purposes of this Development Agreement.

“Reasonably Prudent Operator Standard” means the standard of conduct of a reasonably prudent oil and gas operator under the same or similar circumstances, acting with respect to its own property and disregarding the existence of the Royalty Interests as a burden on such property.

“Royalty Interests” means, collectively, the overriding royalty interests created under the Conveyances.

“Subject Interests” means Assignor’s undivided interests in the Subject Lands as described in the Conveyances but before giving effect thereto (or as may be made part of the Subject Interests pursuant to Section 3.1 or 3.2 of this Development Agreement), whether as lessee under leases, as an owner of the Subject Minerals (or the right to extract such Minerals) or otherwise, by virtue of which undivided interests Assignor has the right to conduct exploration, drilling, development and Mineral production operations on the Subject Lands, or to cause such operations to be conducted, or to participate in such operations by paying and bearing all or any part of the costs, risks and liabilities of such operations, to drill, test, complete, equip, operate and produce wells to exploit the Minerals. The “Subject Interests” (a) may be owned by Assignor pursuant to leases, deeds, operating, pooling or unitization agreements, orders or any other instruments, agreements or documents, recorded or unrecorded, (b) include any and all extensions or renewals of leases covering the Subject Lands (or any portion thereof) obtained by Assignor, or any Affiliate thereof, within six (6) months after the expiration or termination of any such lease, and (c) are subject to the Permitted Encumbrances (as defined in each of the Conveyances). For the avoidance of doubt, the “Subject Interests” do not include: (i) Assignor’s interests in the Excluded Assets; (ii) Assignor’s rights to substances other than Minerals; (iii) Assignor’s rights to Minerals (other than Assignee Minerals) under contracts for the purchase, sale, transportation, storage, processing or other handling or disposition of Minerals; (iv) Assignor’s interests in, or rights to Minerals (other than Assignee Minerals) held in pipelines, gathering systems, storage facilities, processing facilities or other equipment or facilities; or (v) any additional or enlarged interests in the Development Wells, Subject Lands or Subject Minerals acquired by Assignor after the Closing Time, except (1) to the extent any such additional or enlarged interest becomes a part of the Subject Interests by amendment to the Conveyances pursuant to Section 3.1 or Section 3.2 of this Development Agreement, (2) as may result from the operation of the terms of the instruments creating the Subject Interests, or (3) as may be reflected in extensions and renewals covered by the preceding sentence.

“Subject Lands” means the lands subject to or covered by the oil and gas leases described in Exhibit A to each of the Conveyances, insofar and only insofar as they are located within the AMI Area and cover the Target Formation, subject to the exceptions, exclusions and reservations set forth on each such Exhibit A.

“Subject Minerals” means all Minerals in and under the Subject Lands, and that may be produced, saved and sold from the wellbore of a Development Well, insofar and only insofar as such Minerals are produced from the Target Formation, subject to the following exclusions: Minerals that are (a) lost in the production, gathering or marketing of Minerals; (b) used (i) in conformity with ordinary and prudent operations on the Subject Lands, including drilling and production operations with respect to a Development Well, or (ii) in connection with operations (whether on or off the Subject Lands) for processing or compressing the Subject Minerals; (c) taken by a Third Person to recover costs, or some multiple of costs, paid or incurred by that Third Person under any operating agreement, pooling or unitization agreement or order or other agreement in connection with nonconsent operations conducted (or participated in) by that Third Person; and (d) retained by a Third Person for gathering, transportation, processing or marketing services related to the Subject Minerals in lieu of or in addition to cash payment for such services, to the extent such agreement to retain Minerals is permitted under the Conveyances.

“Target Formation” means the Colony Granite Wash formation, being defined as the geologic interval between the top of the Des Moines formation (or top of the Colony Granite Wash ‘A’ formation) and the top of the Prue formation (or base of the Colony Granite Wash ‘C’ formation) between the stratigraphic equivalent of the measured depths of 12,285 feet to 12,862 feet as encountered on the electric log of the Lee Roy 1-24H well located in Section 24, Township 11N, Range 18W in Washita County, Oklahoma (API No. 3514921413), a portion of which log is attached hereto as Exhibit C, recognizing that the actual depth of the Target Formation will vary from depths of approximately 11,500 feet to 13,000 feet across the AMI Area.

“Term PUD Conveyance” is defined in the recitals to this Development Agreement.

“Third Person” means a Person other than Chesapeake, the Trust or the Trustee.

“Total Drilling Target” means that number of Development Wells where the cumulative sum of all the Adjusted Development Well Amounts for such Development Wells equals 118.

“Trust” is defined in the introductory paragraph to this Development Agreement.

“Trust Agreement” means the Amended and Restated Trust Agreement of the Trust, dated as of November 16, 2011 (as it may be amended from time to time), among Chesapeake Parent, the Trustee and Corporation Trust Company, as Delaware trustee.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America with its principal place of business in New York, New York, as trustee, acting not in its individual capacity but solely as trustee of the Trust.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

DEVELOPMENT OF THE SUBJECT LANDS

Section 2.1 Drilling Program.

(a) Obligation to Drill. Chesapeake shall, subject to the terms of this Article II, drill or cause to be drilled, or participate as a non-operator in the drilling of, such number of Development Wells as is necessary to achieve the Total Drilling Target on or prior to June 30, 2016.

(b) Drilling Standard. Chesapeake shall drill or cause to be drilled, at its sole cost and expense (as between the Parties), each of the Development Wells in a diligent manner in accordance with the Reasonably Prudent Operator Standard, subject to Assignor’s limited rights as a non-operator of those Development Wells of which neither Assignor nor one of its Affiliates is the operator; provided, however, that when and where neither Assignor nor one of its Affiliates is the operator of a Development Well and Assignor has elected to participate as a non-operator in the drilling of such Development Well, Assignor shall use commercially reasonable efforts to exercise its contractual rights with respect to the operator of such Development Well to cause such operator to drill such Development Well in accordance with the Reasonably Prudent Operator Standard.

Section 2.2 Obligation to Complete and Equip. Chesapeake shall, at its sole cost and expense (as between the Parties), (a) attempt to complete in the Target Formation each Development Well that reasonably appears to Chesapeake, acting in accordance with the Reasonably Prudent Operator Standard, to be capable of producing Minerals in quantities sufficient to pay drilling, completion, equipping and operating costs, (b) equip for production each Development Well that is successfully completed, (c) connect such Development Well to a gathering line, pipeline or other storage or marketing facility and commence production, and (d) plug and abandon all Development Wells that are unsuccessful to the extent required by applicable law; provided, however, that when and where neither Assignor nor one of its Affiliates is the operator of a Development Well and Assignor has elected to participate as a non-operator in the drilling of such Development Well, Assignor shall use commercially reasonable efforts to exercise its contractual rights with respect to the operator of such Development Well to cause such operator to comply with Chesapeake’s obligations set forth in this Section 2.2.

Section 2.3 Costs and Expenses of Development Wells. All costs and expenses associated with or paid or incurred in connection with the spudding, drilling, testing, completing, equipping and connecting for production, operating and/or plugging and abandoning of the Development Wells shall be borne solely by Chesapeake (as between the Parties) but Chesapeake may use any Subject Minerals in such operations without any duty to account to the Trustee or the Trust; provided that Chesapeake’s use of such Subject Minerals shall be in accordance with the Reasonably Prudent Operator Standard.

Section 2.4 Title Due Diligence. Prior to commencing the drilling of any Development Well, Chesapeake shall perform such title due diligence and such title curative work as would be performed by an oil and gas operator drilling a well and acting in accordance with the Reasonably Prudent Operator Standard.

Section 2.5 Wells.

(a) Prior to the Drilling Obligation Completion Date, Chesapeake shall not, and shall cause its Affiliates not to, drill and/or complete any well to the Target Formation in the AMI Area other than Development Wells in furtherance of its drilling obligation in Section 2.1 above.

(b) Prior to the Drilling Obligation Completion Date, Chesapeake shall not, and shall cause its Affiliates not to, drill and/or complete any well that will have a perforated segment in the Target Formation that will be within six hundred (600) feet of any perforated interval of a Development Well or any other wells located in the AMI Area in which the Trust has a Royalty Interest.

(c) Contemporaneously herewith, Assignor has entered into a Mortgage with Power of Sale (the “Mortgage”) by which Assignor has granted a mortgage lien and security interest creating a valid, first priority lien and security interest in and to the undeveloped portions of the Subject Lands (which shall include any Additional Lease, Additional Interest or Exchange Acreage that becomes part of the Subject Lands) located in the AMI Area in order to secure the performance of Chesapeake’s drilling obligation under Section 2.1 above.

ARTICLE III

AMI AREA

Section 3.1 Additional Leases and Additional Interests. In the event that, after the Closing Time and prior to the Drilling Obligation Completion Date, Assignor (a) acquires additional leases covering lands lying within the AMI Area (each, an “Additional Lease”) or (b) acquires through forced pooling or otherwise by operation of law or pursuant to any applicable contract any rights or interests that increase Assignor’s interest in Minerals located within the AMI Area (each such increase in Assignor’s interest, an “Additional Interest”), at Assignor’s option and subject to Section 3.3, Assignor may elect to make such Additional Lease and/or Additional Interest part of the Subject Interests and Subject Lands and subject to the Royalty Interests. In such event Assignor and the Trust shall execute, acknowledge and deliver (i) an instrument that amends the Conveyances so that each such Additional Lease or Additional Interest is subject to the Royalty Interest and included in the Subject Interests and Subject Lands, and (ii) an instrument that amends the Mortgage so that each such Additional Lease or Additional Interest is subject to the Mortgage.

Section 3.2 Exchange of Subject Lands. Subject to Section 3.3, at Assignor’s option, at any time prior to the Drilling Obligation Completion Date, upon notice from Assignor, the Trust shall execute, acknowledge and deliver to Assignor a recordable instrument (reasonably acceptable to Assignor) that reconveys the Royalty Interest to Assignor and releases from the Mortgage undeveloped portions of the Subject Interests within the AMI Area in connection with Assignor’s exchange of such Subject Interests for other undeveloped acreage outside the AMI Area but within the Designated Area (the “Exchange Acreage”). Concurrently with such release, Assignor and the Trust shall execute, acknowledge and deliver (a) an instrument that amends the Conveyances so that such Exchange Acreage will be subject to the Royalty Interest and be part of the Subject Interests and Subject Lands for all purposes and (b) an instrument that amends the Mortgage so that such Exchange Acreage will be subject to the Mortgage. The Designated Area governmental section in which such Exchange Acreage is located will thereafter be deemed to be part of the AMI Area under this Development Agreement for all purposes and, to the extent the Subject Interests exchanged for the Exchange Acreage constitute all of the Subject Interests within the governmental section in which such Subject Interests are located, such governmental section shall be deemed to be omitted from the AMI Area under this Development Agreement for all purposes. In no event shall Assignor drill or extend any well into any Exchange Acreage unless and until the Conveyances are amended to include such Exchange Acreage as part of the Subject Interests and Subject Lands and the Mortgage is amended so that such Exchange Acreage is subject thereto.

Section 3.3 Limitations. In no event may (i) any Additional Lease or Additional Interest be made subject to the Royalty Interest pursuant to Section 3.1 or (ii) any exchange involving Exchange Acreage be effected pursuant to Section 3.2, unless Assignor certifies to the Trust that:

(a) after giving effect to the proposed transaction, the aggregate acreage attributable to all Additional Leases, Additional Interests and Exchange Acreage since the Closing Time will not exceed 5% of the Subject Interests as such exist as of the Closing Time, measured in net mineral acres;

(b) in the case of an Additional Lease only, the reserve profile of such Additional Lease is consistent with reserve profiles of other portions of the Subject Interests that would, but for the acquisition of the Additional Lease, be tapped from a Development Well having the entire length of all of its perforated laterals located within the Subject Interests;

(c) in the case of Exchange Acreage only, the reasonably projected quantity of proved undeveloped reserves attributable to the Exchange Acreage does not significantly differ from the reasonably projected quantity of proved undeveloped reserves attributable to the portion of the Subject Interests to be given in exchange therefor; and

(d) the addition of any Additional Leases, Additional Interests or Exchange Acreage, as applicable, to the Conveyance will not, based upon an opinion of counsel, cause any adverse federal income tax consequence to the Trust or any unitholder of the Trust.

The Trustee is hereby authorized and directed to rely on any such written certification from Assignor, and shall have no authority or responsibility to exercise any discretion in connection with any transaction authorized by this Article III.

ARTICLE IV

OTHER PROVISIONS

Section 4.1 Successors and Assigns. Subject to the limitation and restrictions on the assignment or delegation by the Parties of their rights and interests under this Development Agreement, all of the covenants and agreements of Chesapeake and the Trust contained herein shall be deemed to be covenants running with the land and shall be binding upon the successors and assigns of Chesapeake’s interests in the Subject Interests or this Development Agreement and Chesapeake Sub’s and the Trust’s interest in the Royalty Interests and shall inure to the benefit of Chesapeake Sub and the Trust and their respective successors and permitted assigns. The foregoing notwithstanding, nothing herein is intended to modify or shall have the effect of modifying the restrictions on assignment set forth in the Conveyances regarding assignments, transfer or pooling of Chesapeake’s interests in the Subject Interests; and the preceding sentence shall not be deemed to permit any assignment or other transfer of the interest of Chesapeake in any of the Subject Interests that is not specifically permitted by the provisions of the Conveyances. Nothing contained in this Development Agreement or in the Conveyances shall in any way limit or restrict the right of the Trust, or the Trust’s respective successors and assigns, to sell, convey, assign or mortgage the Royalty Interests in whole or in part. If the Trust, or the Trust’s successors and assigns, at any time shall execute a mortgage, pledge or deed of trust covering all or any part of the Royalty Interests as security for any obligation, the mortgagee, the pledgee or the trustee therein named or the holder of the obligation secured thereby shall be entitled, to the extent such mortgage, pledge or deed of trust so provides and upon the occurrence or existence of the event or condition therein stated, if so conditioned, to exercise all of the rights, remedies, powers and privileges herein conferred upon the Trust, and to give or withhold all consents herein required or permitted to be obtained from the Trust.

Section 4.2 Governing Law. THIS DEVELOPMENT AGREEMENT SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW

PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 4.3 No Waiver. Failure of any Party to require performance of any provision of this Development Agreement shall not affect any Party’s right to require full performance thereof at any time thereafter, and the waiver by any Party of a breach of any provision hereof shall not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.

Section 4.4 Relationship of Parties. This Development Agreement does not create a partnership, mining partnership, joint venture or relationship of trust or agency between the Parties.

Section 4.5 Further Assurances. Each Party shall execute, acknowledge and deliver to the other Parties all additional instruments and other documents reasonably required to evidence or effect any transaction contemplated by this Development Agreement.

Section 4.6 The 12:01 A.M. Convention. Except as otherwise provided in this Development Agreement, each calendar day, month, quarter, and year shall be deemed to begin at 12:01 a.m. Central Time on the stated day or on the first day of the stated month, quarter or year, and to end at 12:00 a.m. Central Time on the next day or on the first day of the next month, quarter or year, respectively.

Section 4.7 Counterpart Execution. This Development Agreement may be executed in any number of counterparts with the same effect as if all the Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. As among the Parties, any signatures hereto or notices hereunder delivered by a Party by facsimile or other electronic transmission (including scanned documents delivered by e-mail) shall be deemed original signatures or notices.

Section 4.8 Notices. Any and all notices or demands permitted or required to be given under this Development Agreement shall be in writing and shall be validly given or made if (a) personally delivered, (b) delivered and confirmed by facsimile or other electronic transmission (including scanned documents delivered by email), (c) by Federal Express or other overnight courier delivery service, which shall be effective as of confirmation of receipt by the courier at the address for notice hereinafter stated or (d) deposited in the United States mail, first class, postage prepaid, certified or registered, return receipt requested, addressed as follows:

If to the Trust, to:

Chesapeake Granite Wash Trust

c/o The Bank of New York Mellon Trust Company, N.A.

Institutional Trust Services

919 Congress Avenue, Suite 500

Austin, Texas 78701

Attention: Michael J. Ulrich

Facsimile No.: (512) 236-6599

Email: michael.ulrich@bnymellon.com

With a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: W. Lance Schuler

Facsimile No.: (713) 238-7193

Email: lanceschuler@andrewskurth.com

If to Chesapeake, to:

6100 North Western Ave.

Oklahoma City, OK 73118

Attention: Domenic J. Dell’Osso, Jr.

Facsimile No.: (405) 849-6125

Email: nick.dellosso@chk.com

With a copy to:

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002

Attention: Michael S. Telle

Facsimile No. (713) 221-2113

Email: michael.telle@bgllp.com

Section 4.9 Limitation of Liability. It is expressly understood and agreed by the Parties that (a) this Development Agreement is executed and delivered by the Trustee not individually or personally, but solely as trustee of the Trust in the exercise of the powers and authority conferred and vested in it and (b) under no circumstances shall the Trustee be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Development Agreement. It is further expressly understood and agreed by the Parties that neither the Trust nor the Trustee, in its capacity as trustee of the Trust or individually, shall have any authority over, or responsibility or liability for, the drilling of the Development Wells or any of the other business or commercial activities contemplated by this Development Agreement, all of which are hereby agreed to be the sole responsibility of Chesapeake, and Chesapeake hereby agrees to and hereby does indemnify and agree to hold harmless each of the Trust and the Trustee, in its capacity as trustee of the Trust and individually, from and against any and all damages, liabilities, expenses, fines, judgments, amounts paid in settlement, reasonable attorneys fees and costs of investigation, and other expenses reasonably incurred by any of them in connection with or as a result of any of the business or commercial activities contemplated by this Development Agreement or any other matter arising out of this Development Agreement or any such matter. Chesapeake further agrees to advance any such attorneys’ fees, costs of investigation and other expenses described above as they are incurred.

Section 4.10 Severability. If any provision of this Development Agreement or the application thereof to any Party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Development Agreement and the application of such provision to the other Parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 4.11 Termination. This Development Agreement shall terminate and be deemed null and void as of and following the Drilling Obligation Completion Date, other than the provisions of Section 4.9, which shall continue in full force and effect.

Section 4.12 Remedies. If Chesapeake fails to perform its obligations under Article II of this Development Agreement, Chesapeake shall be in default and the Trust shall be entitled to pursue, in its sole discretion, any and all remedies available pursuant to Article III of the Mortgage for the occurrence of a default under Article II of this Agreement. Other than as set forth in the Mortgage, the Trust shall have no separate cause of action for default by Chesapeake under Article II of this Development Agreement. If Chesapeake fails to perform its obligations under this Development Agreement (other than Article II), Chesapeake shall be in default and the Trust shall be entitle to pursue, in its sole discretion, any and all remedies available at law and equity. Notwithstanding the foregoing, the Trust waives any and all claims or rights of action to compel specific performance of Chesapeake’s obligations under this Development Agreement. Additionally, the maximum amount recoverable upon the exercise by the Trust of any remedy under the Mortgage for breach of Section 2.1 of this Development Agreement shall be $262,700,000, and such amount shall automatically be reduced by an amount that is equal to the product of $2,226,271 multiplied by the cumulative total of all Adjusted Development Well Amounts for all Mineral wells drilled or caused to be drilled by Chesapeake that qualify as Development Wells (such amount, as reduced from time to time, the “Maximum Liability”). In addition, upon Assignor’s request and at Assignor’s expense, the lien and security interest evidenced by the Mortgage shall be released as to each Development Well as the same is completed or plugged and abandoned as a dry hole in accordance with this Development Agreement.

Section 4.13 WAIVER OF DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE HEREUNDER FOR EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES, WHETHER BASED IN CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE; PROVIDED THAT SUCH WAIVER OF CONSEQUENTIAL DAMAGES SHALL NOT APPLY TO ANY LIABILITY OF CHESAPEAKE FOR BREACH OF ITS OBLIGATIONS UNDER SECTION 2.1, PROVIDED THAT, IN NO EVENT SHALL CHESAPEAKE’S LIABILITY FOR BREACH OF ITS OBLIGATIONS UNDER SECTION 2.1 EXCEED THE MAXIMUM LIABILITY.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Party has caused this Development Agreement to be executed in its name and behalf and delivered on the date or dates stated in the acknowledgment certificates appended to this Development Agreement, to be effective as of the Effective Time.

Chesapeake Energy Corporation

By:	/s/ Domenic J. Dell’Osso, Jr.
	Name:	Domenic J. Dell’Osso, Jr.
	Title:	Executive Vice President and Chief Financial Officer

Chesapeake Exploration, L.L.C.

By:	/s/ Domenic J. Dell’Osso, Jr.
	Name:	Domenic J. Dell’Osso, Jr.
	Title:	Executive Vice President and Chief Financial Officer

Chesapeake Granite Wash Trust

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Michael J. Ulrich
	Name:	Michael J. Ulrich
	Title:	Vice President

Signature Page to Development Agreement

STATE OF OKLAHOMA	§
§
COUNTY OF OKLAHOMA	§

This instrument was acknowledged before me on November 14, 2011, by Domenic J. Dell’Osso, Jr., as Executive Vice President and Chief Financial Officer of Chesapeake Energy Corporation, an Oklahoma corporation, on behalf of said corporation.

WITNESS my hand and official seal this 14th day of November, 2011.

/s/ Anita Brodrick
NOTARY PUBLIC,
State of Oklahoma
Anita Brodrick
(printed name)

My commission expires:

4/29/12
[SEAL]

Acknowledgment Page to Development Agreement

STATE OF OKLAHOMA	§
§
COUNTY OF OKLAHOMA	§

This instrument was acknowledged before me on November 14, 2011, by Domenic J. Dell’Osso, Jr., as Executive Vice President and Chief Financial Officer of Chesapeake Exploration, L.L.C., an Oklahoma limited liability company, on behalf of said limited liability company.

WITNESS my hand and official seal this 14th day of November, 2011.

/s/ Anita Brodrick
NOTARY PUBLIC,
State of Oklahoma
Anita Brodrick
(printed name)

My commission expires:

4/29/12
[SEAL]

Acknowledgment Page to Development Agreement

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

This instrument was acknowledged before me on November 10, 2011, by Michael J. Ulrich, as Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America, as Trustee of Chesapeake Granite Wash Trust, a Delaware statutory trust, on behalf of said national banking association, as trustee of said trust.

WITNESS my hand and official seal this 10 day of November, 2011.

/s/ Sarah Newell
NOTARY PUBLIC,
State of Oklahoma
Sarah Newell
(printed name)

My commission expires:

02/16/14
[SEAL]

Acknowledgment Page to Development Agreement

Exhibit A

(Description of AMI Area)

TOWNSHIP	RANGE	SECTION	LOCATION	COUNTY	STATE
011N	016W	9	9 011N 016W	Washita	OK
011N	016W	10	10 011N 016W	Washita	OK
011N	016W	15	15 011N 016W	Washita	OK
011N	016W	16	16 011N 016W	Washita	OK
011N	016W	21	21 011N 016W	Washita	OK
011N	016W	22	22 011N 016W	Washita	OK
011N	016W	27	27 011N 016W	Washita	OK
011N	016W	28	28 011N 016W	Washita	OK
011N	016W	31	31 011N 016W	Washita	OK
011N	016W	33	33 011N 016W	Washita	OK
010N	016W	4	4 010N 016W	Washita	OK
010N	016W	5	5 010N 016W	Washita	OK
011N	017W	5	5 011N 017W	Washita	OK
011N	017W	6	6 011N 017W	Washita	OK
011N	017W	9	9 011N 017W	Washita	OK
011N	017W	10	10 011N 017W	Washita	OK
011N	017W	13	13 011N 017W	Washita	OK
011N	017W	14	14 011N 017W	Washita	OK
011N	017W	15	15 011N 017W	Washita	OK
011N	017W	16	16 011N 017W	Washita	OK
011N	017W	17	17 011N 017W	Washita	OK
011N	017W	18	18 011N 017W	Washita	OK
011N	017W	20	20 011N 017W	Washita	OK
011N	017W	23	23 011N 017W	Washita	OK
011N	017W	24	24 011N 017W	Washita	OK
011N	017W	25	25 011N 017W	Washita	OK
011N	017W	26	26 011N 017W	Washita	OK
011N	017W	27	27 011N 017W	Washita	OK
011N	017W	28	28 011N 017W	Washita	OK

TOWNSHIP	RANGE	SECTION	LOCATION	COUNTY	STATE
011N	017W	29	29 011N 017W	Washita	OK
011N	017W	30	30 011N 017W	Washita	OK
011N	017W	31	31 011N 017W	Washita	OK
011N	017W	32	32 011N 017W	Washita	OK
011N	017W	34	34 011N 017W	Washita	OK
010N	017W	3	3 010N 017W	Washita	OK
011N	018W	1	1 011N 018W	Washita	OK
011N	018W	2	2 011N 018W	Washita	OK
011N	018W	4	4 011N 018W	Washita	OK
011N	018W	5	5 011N 018W	Washita	OK

TOWNSHIP	RANGE	SECTION	LOCATION	COUNTY	STATE
011N	018W	6	6 011N 018W	Washita	OK
011N	018W	7	7 011N 018W	Washita	OK
011N	018W	8	8 011N 018W	Washita	OK
011N	018W	9	9 011N 018W	Washita	OK
011N	018W	10	10 011N 018W	Washita	OK
011N	018W	11	11 011N 018W	Washita	OK
011N	018W	12	12 011N 018W	Washita	OK
011N	018W	13	13 011N 018W	Washita	OK
011N	018W	15	15 011N 018W	Washita	OK
011N	018W	17	17 011N 018W	Washita	OK
011N	018W	18	18 011N 018W	Washita	OK
011N	018W	19	19 011N 018W	Washita	OK
011N	018W	20	20 011N 018W	Washita	OK
011N	018W	21	21 011N 018W	Washita	OK
011N	018W	23	23 011N 018W	Washita	OK
011N	018W	24	24 011N 018W	Washita	OK
011N	018W	25	25 011N 018W	Washita	OK
011N	018W	26	26 011N 018W	Washita	OK
011N	018W	27	27 011N 018W	Washita	OK
011N	018W	28	28 011N 018W	Washita	OK
011N	018W	29	29 011N 018W	Washita	OK
011N	018W	30	30 011N 018W	Washita	OK
011N	018W	32	32 011N 018W	Washita	OK
011N	018W	35	35 011N 018W	Washita	OK
011N	019W	2	2 011N 019W	Washita	OK
011N	019W	3	3 011N 019W	Washita	OK
011N	019W	11	11 011N 019W	Washita	OK
011N	019W	12	12 011N 019W	Washita	OK
011N	019W	13	13 011N 019W	Washita	OK

TOWNSHIP	RANGE	SECTION	LOCATION	COUNTY	STATE
011N	019W	14	14 011N 019W	Washita	OK
011N	019W	22	22 011N 019W	Washita	OK
011N	019W	24	24 011N 019W	Washita	OK

Exhibit B

[Letterhead of Chesapeake Energy Corporation]

[Date]

Reference is made to that certain Development Agreement (the “Development Agreement”), by and among Chesapeake Energy Corporation (“Chesapeake”), Chesapeake Exploration, L.L.C. and Chesapeake Granite Wash Trust, a Delaware statutory trust, delivered to be effective as of 12:01 Central Time on July 1, 2011. Capitalized terms used but not defined herein have the meaning given them in the Development Agreement.

Chesapeake hereby certifies to the Trust that Chesapeake achieved the Total Drilling Target on [insert date] and, therefore, such date shall be, for all purposes, established as the Drilling Obligation Completion Date.

The Development Wells drilled to achieve the Total Drilling Target (including the API number of each Development Well), the Adjusted Development Well Amount for each Development Well and the Lateral Distance Factor and NRI Factor used to calculate the Adjusted Development Well Amount for each Development Well are listed in Annex I attached to this letter.

Please sign and return an executed copy of this letter to certify that you require no additional documentation to establish Chesapeake’s satisfaction of its drilling obligations under the Development Agreement and that [insert date] shall be, for all purposes, established as the Drilling Obligation Completion Date. Nothing in this letter agreement shall be deemed a waiver by the Trust of its rights or remedies under the related conveyance documents (including with respect to any claim the Trust may have for breach of warranty of title).

Chesapeake Energy Corporation

By:
Name:
Title:

Acknowledged and agreed:

Chesapeake Granite Wash Trust

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Name:
Title:

Exhibit C

(Target Formation Log)

21413

COI

LEE ROY PILOT 1-24

TD12800

1678 KB

Top Des Moines (or Top Colony GW‘A’ )

Top Prue (or Base Colony GW ‘C’)

True Resolution

OR BACKUP

GAMMA RAY

Density Caliper

DEEP

[mDr6]

SHALLOW

[mDr2]

OVERANGE DEEP [m0r6]

OVERANGE SHALLOW[m0r2]

120 in. DOI